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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report: January 25, 2001



                               EMERGENT GROUP INC.
               (Exact name of Registrant as specified in Charter)



      Nevada                              0-21475                93-1215401
(State or other jurisdiction of     (Commission File No.)      (IRS Employer
      incorporation                                             Identification
                                                                Number)


375 Park Avenue, 36th Floor, New York, New York                    10152
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code: (212) 813-9700



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Item 4.  Changes in Registrant's Certifying Accountant

      On January 25, 2001, Registrant dismissed Moore Stephans, P.C. ("MS") as Registrant's independent auditor.

      MS' reports on Registrant's financial statements for each of its two fiscal years ended April 30, 2000 and 1999, respectively (collectively, the "Prior Fiscal Years"), were each modified in their reference to the uncertainty of Registrant's ability to continue as a going concern. Except as aforesaid, such reports did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

      Registrant's dismissal of MS was unanimously approved by Registrant's Board of Directors.

      There were no disagreements ("Disagreements") between Registrant and MS during either (i) the Prior Fiscal Years, or (ii) the period May 1, 2000 through January 25, 2001 (the "Interim Period") on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which Disagreement, if not resolved to the satisfaction of MS, would have caused MS to make reference to the subject matter of the Disagreement in connection with its reports for the Prior Fiscal Years.

      There were no "Reportable Events," as such term is defined in Item 304(A)(1)(v) of Regulation S-K, during either (i) the Prior Fiscal Years or (ii) the Interim Period.

      Pursuant to Item 4(a) of Form 8-K and Item 304(a)(3) of Regulation S-K, Registrant has provided MS with a copy of this Report on Form 8-K and MS has provided to Registrant a response addressed to the Securities and Exchange Commission as to MS' agreement with the statements made in this Item 4 as to MS. Such response is filed as Exhibit 7(c)(I) to this Report on Form 8-K.

      Registrant has engaged Arthur Andersen LLP ("AA") as its independent auditor for Registrant's fiscal year ended December 31, 2000. Registrant did not consult AA with respect to either (i) the Prior Fiscal Years, (ii) the Interim Period with respect to either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Registrant's financial statements, or (iii) any matter that was either the subject of a Disagreement or a Reportable Event.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (a)   Not applicable.

      (b)   Not applicable.

      (c)   (i) Letter from MS dated January 25, 2001





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Item 8. Change in Fiscal Year.

            As reported in response to Item 4 of Registrant's Current Report on Form 8-K, which was filed on September 15, 2000, Registrant acquired all of the then outstanding membership interests in Emergent Ventures, LLC ("Emergent Ventures") on August 31, 2000 in exchange for the issuance to the several members of Emergent Ventures of such number of shares of Registrant's common stock as in the aggregate represented a 90% equity interest in Registrant immediately subsequent to such issuance (the "Emergent Equity Transaction"). As a result of the Emergent Equity Transaction, Registrant became the owner of all of Emergent Venture's assets, primarily consisting of a number of significant equity interests in early stage technology companies. Emergent Ventures' controlling persons concurrently became the executive officers of Registrant, as well as a majority of its board of directors.

            On January 25, 2001, Registrant's board of directors determined to change Registrant's fiscal year, which theretofore had ended on the 30th day of April in each year, to end on the 31st day of December in each year, to conform its fiscal year to that of Emergent Ventures.

            Although the Emergent Equity Transaction resulted in Registrant's acquisition of all of the outstanding equity of Emergent Ventures, Registrant will account for this transaction as a "reverse acquisition". Consequently, Registrant will not file a transition report reflecting the change of its fiscal year to that of Emergent Ventures, given the fact that for accounting purposes, Emergent Ventures is deemed to be the "accounting acquiror" in the "reverse acquisition".





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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 25, 2001                   EMERGENT GROUP INC.
                                              (Registrant)


                                          By:  /s/ Daniel Yun
                                              ---------------------
                                              Daniel Yun
                                              Chairman